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                                                                      EXHIBIT 11

                        MUNICIPAL MORTGAGE & EQUITY, LLC
                   STATEMENT OF COMPUTATION EARNINGS PER SHARE

                                                     For the year ended December 31, 2003   For the year ended December 31, 2002
                                                      Income         Shares     Per Share     Income         Shares     Per Share
                                                    (Numerator)  (Denominator)    Amount    (Numerator)  (Denominator)    Amount
                                                    -----------  -------------  ---------   -----------  -------------  ---------
(In thousands, except share and per share data)

BASIC EPS

Net income before cumulative effect of
 accounting change and discontinued
 operations                                          $  47,975                  $    1.63   $    28,796                 $   1.16
Discontinued operations                                 25,748                       0.88             -                        -
Cumulative effect of a change in
 accounting principle                                   (1,228)                     (0.04)            -                        -
                                                     ---------                  ---------   -----------                 --------
Income allocable to common shares                    $  72,495      29,397,521  $    2.47   $    28,796     24,904,437  $   1.16
                                                     =========                  =========   ===========                 ========
EFFECT OF DILUTIVE SECURITIES

Options and deferred shares                                  -         368,511                        -        447,594

Earnings contingency                                         -               -                        -        121,784

Convertible preferred shares
 to the extent dilutive                                      -               -                        -              -
                                                     ---------      ----------              -----------    -----------
DILUTED EPS

Income allocable to common shares
 plus assumed conversions                            $  72,495      29,766,032  $    2.44   $    28,796     25,473,815  $    1.13
                                                     =========      ==========  =========   ===========    ===========  =========

                                                       For the year ended December 31, 2001
                                                          Income         Shares     Per Share
                                                       (Numerator)   (Denominator)    Amount
                                                       -----------   -------------  ---------
(In thousands, except share and per share data)

BASIC EPS

Net income before cumulative effect of
 accounting change and discontinued
 operations                                            $    36,124                   $   1.70
Discontinued operations                                                                     -
Cumulative effect of a change in
 accounting principle                                      (12,277)                     (0.58)
                                                       -----------                   --------
Income allocable to common shares                      $    23,847      21,204,209   $   1.12
                                                       ===========                   ========

EFFECT OF DILUTIVE SECURITIES

Options and deferred shares                                      -         496,450

Earnings contingency                                             -          69,266

Convertible preferred shares
 to the extent dilutive                                          3          34,261
                                                       -----------      ----------
DILUTED EPS

Income allocable to common shares
 plus assumed conversions                              $    23,850      21,804,186   $   1.09
                                                       ===========      ==========   ========